Acquisitions
Effective on the close of business on July 24, 1998, High Grade Fund acquired substantially all the assets and assumed certain liabilities of CoreFund Intermediate Municipal Bond Fund ("CoreFund Intermediate"), an open-ended management investment companies registered under the 1940 Act, in an exchange of shares for Class A and Class Y shares of High Grade Fund.

Effective on the close of business on July 30, 1999, High Grade Fund acquired substantially all the assets and assumed certain liabilities of Evergreen California Municipal Bond Fund ("California Fund") and Evergreen New York Municipal Bond Fund ("New York Fund"), both open-ended management investment companies registered under the 1940 Act, in an exchange of shares for Class A, Class B and Class Y shares of High Grade Fund.

Effective on the close of business on July 30, 1999, Municipal Fund acquired substantially all the assets and assumed certain liabilities of Evergreen Massachusetts Municipal Bond Fund ("Massachusetts Fund") and Evergreen Missouri Municipal Bond Fund ("Missouri Fund"), both open-ended management investment companies registered under the 1940 Act, in an exchange of Class A, Class B and Class C shares of Municipal Fund.

These acquisitions were accomplished by a tax-free exchange of the respective shares of each Fund. The value of net assets acquired, number of shares issued, unrealized appreciation acquired and the aggregate net assets of each Fund immediately after the acquisition were as follows:

                          Value of  Number of Unrealized       Net Assets
Acquiring Acquired Fund  Net Assets   Shares  Appreciation   After Acquisition
  Fund                    Acquired    Issued
-------------------------------------------------------------------------------
High Grade CoreFund
Fund       Intermediate   $1,945,718  171,570   $51,328    $127,732,184
                           ------------------------------------------------

High Grade California Fund$20,712,369 1,929,521 $546,303
Fund       New York Fund   21,181,815 1,973,255  164,251
                           -------------------------------------------------
                          $41,894,184 3,902,776 $710,554   $154,453,020

Municipal Massachusetts
Fund      Fund            $7,793,202  1,070,535 $(23,637)
          Missouri Fund   18,618,089  2,557,538   64,815
                          ------------------------------------------------
                          $26,411,291 3,628,073 $41,178    $1,149,023,461